Exhibit 99.1

Safe Harbor Financial Receives Additional 180-Day Compliance Period from Nasdaq to Regain Compliance with Minimum Bid Price Requirement

Company Remains Listed on The Nasdaq Capital Market Under Symbol SHFS

DENVER (Oct. 20, 2026) — SHF Holdings, Inc., d/b/a Safe Harbor Financial (the “Company” or “Safe Harbor”) (NASDAQ: SHFS), a fintech platform serving the banking, lending and financial services needs of the regulated cannabis and hemp industries, today announced that it received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is eligible for an additional 180-calendar-day period, or until April 19, 2027, to regain compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2).

The Company was previously notified on April 22, 2026 that it no longer satisfied the minimum $1.00 bid price per share requirement and was provided an initial 180-day compliance period through October 19, 2026 to regain compliance. Nasdaq granted the additional compliance period based on the Company meeting the continued listing requirements for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the minimum bid price requirement. The Company also provided written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

This notification has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “SHFS.” If the closing bid price of the Company’s shares is at least $1.00 per share for a minimum of 10 consecutive business days at any point during the second compliance period, Nasdaq will provide written confirmation that the Company has regained compliance and the matter will be closed.

The Company will continue to monitor the closing bid price of its common stock and intends to evaluate all available options to regain compliance before the April 19, 2027 deadline.

“We are committed to meeting Nasdaq’s listing requirements and are exploring multiple strategies to regain compliance,” said Terrance Mendez, Chief Executive Officer and Chief Financial Officer of Safe Harbor. “At the same time, the operational and financial progress we have made over the past year is real. Our deposit base has grown to levels not seen since April 2024, as measured by the trailing 14-day average balance, our lending business is growing, our platform is broader and the regulatory backdrop for cannabis banking is the most favorable it has ever been.”

For more information on the Company’s Nasdaq notification, please refer to the Company’s filings with the U.S. Securities and Exchange Commission, accessible at www.sec.gov.

About Safe Harbor:

Safe Harbor is a cannabis-exclusive financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant financial operations support and cannabis banking consulting in the U.S., Safe Harbor has assisted in the processing of more than $36 billion in cannabis-related depository funds across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support, built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank. Banking services are provided by our partner financial institutions. For more information, visit shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements:

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor may introduce in the future; the impact of volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; the Company’s intention to cure the bid price deficiency, including by effecting a reverse stock split if necessary; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Safe Harbor Investor Relations Contact:

ir@SHFinancial.org

Safe Harbor Media Relations Contact:

safeharbor@kcsa.com